Camber Energy, Inc. 8-K

Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is made and entered into on July 8, 2019 (“Agreement Date”), by and between Camber Energy, Inc., a Nevada corporation, formerly known as Lucas Energy, Inc. (“Company”), and the investor whose name appears below (“Investor”).

Recitals

A.            Investor holds certain rights under the (a) Preferred Stock Purchase Agreement between the Investor and the Company, dated April 6, 2016; (b) Securities Purchase Agreement between the Investor and the Company, dated April 6, 2016; (c) Stock Purchase Agreement between the Investor and the Company, dated October 5, 2017; and (d) Stock Purchase Agreement between the Investor and the Company, dated October 26, 2018, each of (a) through (d), as amended from time to time (collectively, the “Purchase Agreements”);

B.            Investor holds a Redeemable Convertible Subordinated Debenture from Company in the original principal amount of $530,000 (“Debenture”), which has been converted into shares of common stock of the Company (“Common Stock”), provided that the Company currently owes the Investor additional shares of Common Stock pursuant to the true-up provisions of such Debenture (“Debenture True-Up Shares”);

C.            Investor holds 2,042 shares of Series C Redeemable Convertible Preferred Stock (“C Preferred”), convertible into shares of Common Stock of Company (“Common Stock”) pursuant to a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada on August 25, 2016 (“C Certificate”).;

D.            Investor has at all times fully and completely complied with all of its obligations under the Agreement, the Debenture and the C Certificate, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

E.             Company desires to effectuate the Plan of Merger (the “Merger Agreement” and the “Merger”) with Lineal Holdings, LLC, a Delaware limited liability company (the “Merger Party”), as announced on May 13, 2019.

F.             As an accommodation to Company and in order to help facilitate implementation of the Merger and continued listing on NYSE American (the “Trading Market”), and subject to Investor’s right to receive and sell Debenture True-Up Shares and Conversion Shares unless and until the Approval for the Merger has occurred, Investor is willing to terminate the Purchase Agreements, and all rights it has to the Debenture True-Up shares and C Preferred shares, in accordance with the terms hereof.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

I.            Definitions. The parties acknowledge the accuracy of the Recitals set forth above, which are incorporated herein by reference. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined have the meanings set forth in the Purchase Agreements and/or C Certificate.

II.          Termination.

A.          Termination Conditions. The terminations provided for below are subject to the satisfaction of each of the following conditions:

1.           Approval has been obtained. As used herein, “Approval” means (i) the approval by the shareholders of the Corporation, as required pursuant to applicable rules and regulations of the NYSE American, of (a) the transactions contemplated by the Merger Agreement; and (b) the issuance of shares of Common Stock upon the conversion of the Corporation’s Series E Redeemable Convertible Preferred Stock; (ii) approval by the NYSE American of the supplemental listing application submitted by the Corporation with respect to the conversions for the amount of Common Stock then issuable upon conversion of the Series E Redeemable Convertible Preferred Stock (subject to any limitations imposed by the NYSE American); and (iii) such other terms and conditions as may be required to be approved by the NYSE American, including for the continued listing of the Company’s Common Stock after the transactions contemplated by the Merger Agreement, or the SEC. “Approval Date” means the first business day after the date that all of the requirements of Approval are met;

2.           Between the Agreement Date and the Approval Date, (a) the Common Stock is listed for and trading on the NYSE American, (b) no material breach or default has occurred under any of the Purchase Agreements or any other agreements ancillary to the Purchase Agreements (the “Transaction Documents”), and (c) Investor has timely received all Conversion Shares under the Debenture and C Preferred requested prior to the Approval Date; and

3.           Upon the Approval Date, the Common Stock is listed for and trading on the NYSE American.

B.           Terminations. When all conditions set forth in Section II.A have been fully satisfied:

1.           Investor’s rights under the Debenture and to the C Preferred shares (including all shares of C Preferred which the Investor holds as of such date) will immediately and automatically be terminated, without the necessity of any further action on the part of Investor or Company, all shares of C Preferred then held by Investor will be cancelled by the Transfer Agent;

2.           Investor shall be deemed to have waived rights to any further shares of Common Stock due to Investor, or which may become due to the Investor, for any reason whatsoever, in connection with the C Preferred, under the Purchase Agreements, the C Certificate, or for any other reason whatsoever, including, but not limited to, the Debenture True-Up Shares and the shares of Common Stock due to the Investor in connection with true-ups of C Preferred conversions; and

3.           The Purchase Agreements and all other agreements and securities entered into between the Investor and the Company or issued to the Investor by the Company, as of the date of such Approval Date and all C Preferred and all rights thereto and therewith (the “Agreements and Securities”), shall each be deemed terminated in all respects, the Investor shall be deemed to have released the Company from any and all obligations under such Purchase Agreements and Agreements and Securities including, but not limited to obligations or liabilities for past defaults or failures to comply with the terms of such Purchase Agreements and Agreements and Securities and the Company shall have no further liability, and the Investor shall have no further rights, in connection with such Purchase Agreements and Agreements and Securities whatsoever.

III.        Representations and Warranties.

A.          Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1.           Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and there is no completed, pending or, to the knowledge of Company, contemplated or threatened proceeding in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.           Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.           No Conflicts. The execution, delivery and performance of this Agreement by Company, and the consummation by Company of the transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4.           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the sale, issuance, listing, trading or resale of any Shares on the Trading Market. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.           Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.            Disclosure; Non-Public Information. Company will timely file a current report on Form 8-K (“Current Report”) by 8:30 am Eastern time on the Trading Day after the Agreement Date describing the material terms and conditions of this Agreement, a copy of which will be provided to Investor prior to the filing thereof. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except for information that will be, and only to the extent that it actually is, included in the Current Report, (a) neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto, (b) no information contained in the Disclosure Schedules constitutes material non-public information and (c) there is no adverse material information regarding Company that has not been publicly disclosed prior to the Agreement Date. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Investor regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

7.            Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

a.           Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, or control person of Company, or to Company’s knowledge a 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b.           Investor and its representatives have not made and do not make any representations, warranties or agreements with respect to the Securities, this Agreement, or the transactions contemplated hereby other than those specifically set forth in Section III.C below; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement;

c.           The conversion of the C Preferred and resale of Conversion Shares will result in dilution, which may be substantial; and Company’s obligation to issue and deliver Conversion Shares in accordance with this Agreement and the C Preferred is absolute and unconditional regardless of the dilutive effect that such issuances may have; and

d.           Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Investor’s purchase of the Shares.

8.           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Company has not, in the 12 months preceding the Agreement Date, received notice from the Trading Market on which the Common Stock is listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market, except in connection with notices which relate to compliance issues which have since been cured. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements of the Trading Market.

C.          Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1.           Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

IV.         Securities and Other Provisions.

A.          No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non-public information after the Agreement Date. On and after the Agreement Date, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

B.          Indemnification of Investor.

1.           Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, shareholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents or (b) any action by a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by such Investor Party’s unexcused material breach of an express provision of this Agreement or another Transaction Document.

2.           Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents. In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Investor Parties.

3.           Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.

C.            Agreement to Vote. Investor will vote any and all shares of Common Stock which it holds as of the record date for the shareholder meeting to request the Approval (the “Meeting”) in favor of and “for” the Merger, the terms thereof and the securities issuable upon conversion of preferred stock issued therewith, and those other proposals which are recommended by approval by the Board of Directors of the Company in the proxy statement filed by the Company in connection with the Meeting.

D.            Approval of Merger. Investor (i) agrees to, and consents to, the terms of the Merger, the agreements entered into between the Company and the Merger Party (and its affiliates, employees and related parties) in connection with the Merger (the “Merger Agreement”) and all of the securities issued or issuable in connection therewith, and the issuance of shares of Company capital stock in connection therewith; (ii) waives any and all rights the Investor has, or may have, under the Purchase Agreements, Agreements and Securities or the Designation, and any other agreements between the Investor and the Company other than this Agreement, to further consent to, approve or agree to, the terms of such Merger, the Merger Agreement or the securities issued or issuable in connection therewith and any other agreements between the Investor and the Company other than this Agreement; and (iii) further waives and releases the Company from any anti-dilution, reset, favorable nations or similar clauses, and/or any other rights whatsoever of such Investor or any securities of the Company held by such Investor, under such Purchase Agreements, Agreements and Securities or the Designation, in connection with the Merger, the Merger Agreement or the securities issued or issuable in connection therewith.

D.            Preferred Lock Up. For the period commencing on the Agreement Date and terminating upon the earlier of (a) the Approval Date; and (b) the Termination Date, the Investor will not, directly or indirectly offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law) the Debenture or any or all of the C Preferred shares held by the Investor or any other C Preferred shares obtained by the Investor after the date hereof, without the prior written consent of the Company. The restriction set forth in this Section will not however prohibit the Investor from converting any shares of C Preferred into Common Stock pursuant to the terms of the C Certificate or prohibit the sale of such Common Stock. Investor may convert any or all shares of C Preferred and resell any or all Conversion Shares under the C Preferred or Debenture at any time in its sole and absolute discretion.

V.          General Provisions.

A.            Term of this Agreement. This Agreement shall terminate in the event the Approval Date has not occurred on or prior to December, 31 2020 (the “Termination Date”).

B.            Notice. Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender and provided to the recipient, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with confirmation of delivery prior to 5:00 p.m. Eastern time on such next Trading Day, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

C.            Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

D.            Fees and Expenses. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, attorneys, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Investor’s counsel solely represents Investor, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Investor. As of the date hereof, the parties understand and agree that no such stamp or other taxes or duties would be imposed by the jurisdiction of Investor’s organization or, to Investor’s knowledge, by any other jurisdiction as a result of the nature or conduct of Investor’s business.

E.             Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F.             Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

G.            Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor or the Company, as the case may be, may in its sole discretion bring an action in Delaware District Court or the U.S. District Court for the District of Delaware in aid of arbitration or for temporary, preliminary or provisional relief pending completion of arbitration.

H.            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

I.              Survival. The representations and warranties contained herein will survive until the earlier of the Approval Date or the Termination Date. Neither party will be under any obligation to update or supplement any of its representations or warranties following the Closing due to a change that occurred after the Closing.

J.             Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

K.            Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

L.            Acknowledgement. Company hereby acknowledges and agrees that Investor has at all times fully and completely complied with all of its obligations under the Agreement, the C Certificate and all other Transaction Documents between Company and Investor, and that all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects.

M.           General Release. Company, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, assignors and assignees (collectively, the “Releasing Parties”) hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Investor and its predecessors, successors, parents, subsidiaries, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the “Released Parties”) from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents (collectively, the “Released Claims”). The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts.

N.            Ratification. Except as expressly provided herein, the Agreement, which is incorporated by reference as though set forth in full herein, and the Debenture and C Certificate are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the Agreement, Certificate or any Transaction Document or serve to effect a novation of the obligations under the Agreement, Certificate or any Transaction Document. Except as expressly provided herein, the Agreement and all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

O.            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

P.            Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein or in the Purchase Agreements. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Agreement Date.

Company:

CAMBER ENERGY, INC.

By:	/s/ Louis G. Schott
Name:	Louis G. Schott
Title:	Interim CEO

Investor:

DISCOVER GROWTH FUND
Investor Name

By:	/s/ David Sims
Name:	David Sims
Title:	Director

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